UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d)
               OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): February 15, 2005

                         Analex Corporation

       (Exact name of registrant as specified in its charter)


        Delaware                 0-5404              71-0869563

    (State or other         (Commission File       (IRS Employer
    jurisdiction of              Number)        Identification No.)
     incorporation)


          5904 Richmond Highway, Suite 300, Alexandria, VA 22303
      (Address of principal executive        (Zip Code)
               offices)


                           (703) 329-9400

        (Registrant's telephone number, including area code)


                           Not Applicable
  (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers;
          Election of Directors; Appointment of Principal
          Officers

     Effective as of February 15, 2005, Joseph Keith Kellogg resigned from the Board of Directors of Analex Corporation
("Analex").   Mr.  Kellogg resigned from Analex's Board because
he believed a conflict of interest might arise in the future out of his recent appointment as the Executive Vice President of CACI International, Inc., another federal government contracting
company in the defense industry.   Mr.  Kellogg has been a
director of Analex since July 2004 and has been a member of the Nominating Committee and Governance Committee since September 2004. Mr. Kellogg's resignation was not the result of any disagreement with Analex on any matter relating to Analex's operations, policies or practices.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ANALEX CORPORATION



Date:  February 17, 2005            By: /s/ Ronald B. Alexander
                                         Ronald B. Alexander
                                         Senior Vice President
                                           and Chief Financial
                                           Officer

                             Exhibit

17.1 Letter from Mr. Kellogg received by Analex Corporation on
          February 15, 2005.